PUBLIC STEERS(R) SERIES 1999 REN-C1 TRUST





                                SERIES SUPPLEMENT

                                     between

                         MERRILL LYNCH DEPOSITOR, INC.,

                                  as Depositor,

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                     as Trustee and Securities Intermediary





                          Dated as of November 19, 1999





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                  SERIES 1999 REN-C1 SUPPLEMENT, dated as of November 19, 1999
(the "Supplement"), by and between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor, UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee and Securities Intermediary.


                              W I T N E S S E T H:


                  WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms" and, together with this Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee and Securities Intermediary, as modified by this Supplement;

                  WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto into the Trust;

                  WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of the Certificates evidencing undivided interests in the Trust; and

                  WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Trustee of the Trust;

                  WHEREAS, the Securities Intermediary has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Securities Intermediary of its obligations thereunder and hereunder;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee and Securities Intermediary as follows:

                  Section 1. Incorporation of Standard Terms. (a) All of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety and this Supplement and the Standard Terms shall form a single agreement among the parties. In the event of any inconsistency between the provisions of this Supplement and the provisions of the Standard Terms, the provisions of this Supplement will control with respect to the transactions described herein.

                  Section 2. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Supplement (Section 2(b) hereof sets forth terms listed in the Standard


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                                        2

Terms that are not applicable to this Series). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

                  "Allocation Ratio": The allocation amongst the Certificateholders in accordance with their pro rata interests in the Certificates.

                  "Business Day": Any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close and that also is specified as a Business Day with respect to the Underlying Securities.

                  "Certificates": The 1,000,000 trust certificates issued in a stated amount of $25 each and entitled to receive on each Distribution Date until the Final Scheduled Distribution Date distributions at a rate of 8.54% per annum on their stated amount.

                  "Closing Date": November 19, 1999.

                  "Collection Period": (i) With respect to each March 1 Distribution Date, the period beginning on the day after the September 1 Distribution Date of the previous year and ending on such March 1 Distribution Date, inclusive, except for the March 1, 2000 Distribution Date, as to which the Collection Period shall be the period beginning on the Cut-off Date and ending on such March 1, 2000 Distribution Date, inclusive, and (ii) with respect to each September 1 Distribution Date, the period beginning on the day after the March 1 Distribution Date of that year and ending on such September 1 Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(c) hereof.

                  "Corporate Trust Office": The office of the Trustee located at 114 West 47th Street, 25th Floor, New York, New York 10036, Attention: Corporate Trust Department; provided, however, that the office at which certificated securities are delivered for registration of transfer, cancellation or exchange shall be the office of the Trustee, located at 111 Broadway, Lower Level, New York, New York 10006.

                  "Cut-off Date": November 19, 1999.

                  "Depository": The Depository Trust Company, its nominees and their respective successors.

                  "Distribution Date": March 1 and September 1 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on March 1, 2000 and ending on the Final Scheduled Distribution Date.


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                                        3

                  "Distribution Election": Upon notice of the event set forth in clause (a) of Section 3.04 of the Standard Terms, the Trustee shall exercise the remedy set forth in clause (i) of such Section; upon notice of the event set forth in clause (b) or (c) of Section 3.04 of the Standard Terms, the Trustee shall exercise the remedy set forth in clause (ii) of such Section.

                  "Eligible Investments": As defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the lower of the rating of the Underlying Securities or the Trust Certificates, and (ii) the rating of any short-term instruments will be A-1+ by S&P and P1 by Moody's; and provided, further, that any such investment matures no later than the Business Day prior to the next succeeding Distribution Date.

                  "Event of Default": (i) A default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an event of default in the Underlying Securities Indenture. For a summary of certain events of default in the Underlying Securities Indenture, please refer to the Prospectus Supplement.

                  "Final Scheduled Distribution Date": March 1, 2027.

                  "Fixed Pass-Through Rate": 8.54% per annum.

                  "Ordinary Expenses": The compensation due to the Trustee for Ordinary Expenses as defined in the Standard Terms, which, with respect to Ordinary Expenses other than those referred to in clause (iii) of such definition and other than the costs of converting to EDGAR format the periodic reports required for the Trust under the Exchange Act, shall be fixed at $2,000 per annum (payable in semi-annual installments of $1,000).

                  "Pass-Through Rate":  The Fixed Pass-Through Rate.

                  "Prepaid Ordinary Expenses":  Zero (0).

                  "Prospectus Supplement": The Prospectus Supplement, dated November 5, 1999, relating to the Certificates.

                  "Rating Agency":  Moody's.

                  "Record Date": The day immediately preceding each Distribution Date.

                  "Series": Public STEERS(R) Trust Certificates, Series 1999 REN-C1.


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                                        4

                  "Underlying Securities": The 25,000 8.54% Series B Capital Securities (liquidation value $1,000 per Capital Security) issued by the Underlying Securities Issuer and guaranteed by the Underlying Securities Guarantor, as described in Schedule I hereto.

                  "Underlying Securities Guarantor": RenaissanceRe Holdings Ltd., a Bermuda company.

                  "Underlying Securities Issuer": RenaissanceRe Capital Trust, a Delaware statutory business trust.

                  (b) The terms listed below are not applicable to this Series.

                  "Accounting Date"

                  "Administration Account"

                  "Administrative Agent"

                  "Administration Agreement"

                  "Administrative Agent Termination Event"

                  "Advance"

                  "Credit Support"

                  "Credit Support Instrument"

                  "Credit Support Provider"

                  "Eligible Expense"

                  "Exchange Rate Agent"

                  "Floating Pass-Through Rate"

                  "Letter of Credit"

                  "Limited Guarantor"

                  "Limited Guaranty"


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                                        5

                  "Notional Amount"

                  "Optional Exchange Date"

                  "Related Assets"

                  "Reserve Account"

                  "Requisite Reserve Amount"

                  "Retained Interest"

                  "Surety Bond"

                  "Swap Agreement"

                  "Swap Counterparty"

                  "Swap Distribution Amount"

                  "Swap Guarantee"

                  "Swap Guarantor"

                  "Swap Receipt Amount"

                  "Swap Termination Payment"

                  Section 3. Designation of Trust and Certificates. (a) The Trust created hereby shall be known as the "Public STEERS(R) Series 1999 REN-C1 Trust". The Certificates evidencing certain undivided ownership interests therein shall be known as the "Public STEERS(R) Trust Certificates, Series 1999 REN-C1".

                  (b) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit B. The Certificates shall be issued in authorized denominations of $25 (the "Authorized Denomination") and integral multiples thereof. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness.

                  (c) On each Distribution Date, commencing on March 1, 2000 and ending on the Final Scheduled Distribution Date (or such earlier date if the Underlying Securities are


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                                        6

redeemed prior to the Final Scheduled Distribution Date), the Certificates will be entitled to receive distributions at a rate of 8.54% per annum on the stated amount of the Certificates.

                  (d) On the Final Scheduled Distribution Date, the Certificates will be entitled to a distribution of the stated amount of such Certificates.

                  (e) Any reference to the principal amount of the Certificates shall be construed as a reference to the stated amount of the Certificates, unless otherwise indicated.

                  Section 4. Satisfaction of Conditions to Initial Execution and Delivery of Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

                    (i) the Underlying Securities set forth on Schedule I
               hereto; and

                    (ii) all documents set forth in Section 5.12 of the Standard
               Terms except that clauses (v), (vi) and (vii) of Section 5.12(a) shall not apply to this Series.

                  Section 5. Distributions. On each Distribution Date, the Trustee shall apply solely to the extent of Available Funds in the Certificate Account as follows:

                    (i) first, to the Trustee, reimbursement for any approved
               Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) hereof and approved by not less than 100% of the Certificateholders;

                    (ii) second, to the Certificateholders, distributions
               accrued during the related Collection Period at the rate of 8.54% per annum on the stated amount of such Certificates and distributable on such Certificates on such Distribution Date;

                    (iii) third, to the Certificateholders, if available, any
               additional distribution owed and paid by the Underlying Securities Issuer as a result of a delay in the receipt by the Trustee of any payment on the Underlying Securities;

                    (iv) fourth, to the Certificateholders, on the Final
               Scheduled Distribution Date only, a distribution of the stated amount of the Certificates;

                    (v) fifth, to the Trustee, the Ordinary Expenses; and

                    (vi) sixth, to the extent there remain Available Funds in
               the Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto.


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                                        7

Subject to Section 9(f) hereof, to the extent Available Funds are insufficient to make any required distributions due to the Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall.

                  Section 6. Trustee's Fees. (a) Payment to the Trustee of Ordinary Expenses shall be as set forth in a separate agreement between the Trustee and the Depositor. The Trustee agrees that in the event Ordinary Expenses are not paid in accordance with such agreement, it shall (i) not have any claim or recourse against the Trust or the property of the Trust with respect thereto and (ii) continue to perform all of its services as set forth herein unless it elects to resign as Trustee in accordance with Section 7.08 of the Standard Terms.

                  (b) Extraordinary Trust Expenses shall not be paid out of the Deposited Assets unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, and
(ii) all the Certificateholders of Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Trust Expenses. If Extraordinary Trust Expenses are not approved unanimously as set forth in clause (ii), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee. In addition, if the conditions in (i) and (ii) are not both satisfied, the Trustee shall not be obligated to incur any Extraordinary Trust Expense.

                  Section 7. [Reserved]

                  Section 8. Events of Default. Within 30 days of its receipt of notice of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default actually known to it. However, unless there is an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

                  Section 9. Miscellaneous. (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Certificates.

                  (b) The Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

                  (c) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the


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                                        8

Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Certificateholders, proportionately to the ratio of their respective entitlements to interest payments.

                  (d) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Loss.

                  (e) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  (f) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the Holders of Certificates representing the Required Percentage-Removal.

                  (g) Merrill Lynch & Co. shall act as the Market Agent and shall serve in such capacity in accordance with the terms of the Market Agent Agreement attached hereto as Exhibit C.

                  Section 10. Notices. All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

                  If to the Depositor, to:

                  Merrill Lynch Depositor, Inc.
                  c/o Merrill Lynch & Co.
                  World Financial Center
                  New York, NY  10281
                  Attention:  Barry N. Finkelstein
                  Telephone:  (212) 449-9001
                  Facsimile:  (212) 449-9054





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                                        9

                  If to the Trustee, to:

                  United States Trust Company of New York
                  114 West 47th Street
                  25th Floor
                  New York, New York  10036
                  Attention:  Corporate Trust Department
                              -- Public STEERS(R), Series 1999 REN-C1
                  Telephone:  (212) 852-1667
                  Facsimile:  (212) 852-1625

                  If to the Securities Intermediary, to:

                  United States Trust Company of New York
                  114 West 47th Street
                  25th Floor
                  New York, New York  10036
                  Attention:  Corporate Trust Department
                              -- Public STEERS(R), Series 1999 REN-C1
                  Telephone:  (212) 852-1667
                  Facsimile:  (212) 852-1625

                  If to the Rating Agency, to:

                  Moody's Investors Service, Inc.
                  99 Church Street 21W
                  New York, New York  10007
                  Attention:  CBO/CLO Monitoring Department
                  Telephone:  (212) 553-1494
                  Facsimile:  (212) 553-0355

                  Section 11. Governing Law. This Supplement and the transactions described herein shall be construed in accordance with and governed by the law of the State of New York.

                  Section 12. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

                  Section 13. Termination of the Trust. The Trust shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all


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                                                        10

amounts due to the Certificateholders and (ii) the Final Scheduled Distribution Date. To the extent that the provisions of this Section 13 conflict with Section
10.01 of the Standard Terms, the latter shall control.

                  Section 14. Sale of Underlying Securities, Tax Event, Optional Redemption.

                  (a) In the case of Extraordinary Trust Expenses approved by 100% of the Certificateholders of a given Class, pursuant to Section 6(b) hereof, the Trustee may sell the Underlying Securities to pay such Extraordinary Trust Expenses.

                  (b) If the Underlying Securities Guarantor exercises its right to an Optional Redemption of the Underlying Securities in whole or in part on or after March 1, 2007, or at any time upon the occurrence a Tax Event, the Call Terms are as follows:

                    (i) the Certificates of each Holder shall be subject to the
               Call Right to the extent of the ratio of (A) the principal amount of the Underlying Securities subject to the Optional Redemption over (B) the aggregate Certificate Principal Balance of the Certificates Outstanding;

                    (ii) the Call Date shall be the earliest practicable date
               following notice to the Trustee of an Optional Redemption by the Underlying Securities Guarantor or the Underlying Securities trustee; and

                    (iii) the Call Price for any exercise of the Call Right in connection with an Optional Redemption shall be the redemption price paid by the Underlying Securities Guarantor in accordance with the terms of the Underlying Securities Indenture.

                  Section 15. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained herein, the Trustee shall not enter into any amendment or modification of the Trust Agreement that would adversely affect in any material respect the interests of the Certificateholders without the consent of 100% of such Certificateholders; provided, however, that no such amendment or modification will be permitted if the Trustee has been advised by the Depositor that such amendment or modification would alter the status of the Trust as a "grantor trust" for federal income tax purposes. Further, no amendment shall be permitted that would adversely affect in any material respect the interests of the Certificateholders without confirmation by the Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates. The Trustee may consult with counsel and shall be entitled to rely upon an Opinion of Counsel for purposes of determining compliance with the provisions of this Section 15.

                  Section 16.  Voting of Underlying Securities, Modification of


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                                       11

Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a "grantor trust" for federal income tax purposes or result in the imposition of tax upon the Certificateholders,
(ii) that would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event that with the passage of time would become an event of default under the Underlying Securities and with the unanimous consent of all outstanding Certificateholders, or (iii) that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Indenture and only with the consent of 100% of the Certificateholders. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

                  If an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders and the Rating Agency of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the Certificateholders to accept such offer and the Trustee has received the tax opinion described above.

                  If an event of default under the Underlying Securities Indenture occurs and is continuing, and if directed by all of the outstanding Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to


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                                       12

direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.



















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                                       13

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the date first written above.

                         Merrill Lynch Depositor, Inc.,
                          as Depositor


                         By:_____________________________________
                            Name:
                            Title:


                         United States Trust Company of New York,
                           as Trustee


                         By:_____________________________________
                            Name:
                            Title:


                         United States Trust Company of New York,
                          as Securities Intermediary


                         By:_____________________________________
                            Name:
                            Title:

                                                                      SCHEDULE I

             PUBLIC STEERS(R) TRUST CERTIFICATES, SERIES 1999 REN-C1
                         UNDERLYING SECURITIES SCHEDULE

Underlying Securities:             8.54% Series B Capital Securities.

Underlying Securities Declaration: The declaration of trust dated as of March
                                   7, 1997, executed by the Underlying
                                   Securities Guarantor and the trustees of the Underlying Securities Issuer.

Underlying Securities Issuer:      RenaissanceRe Capital Trust, a Delaware
                                   statutory business trust.

Underlying Securities Guarantor:   RenaissanceRe Holdings Ltd., a Bermuda
                                   company.

Underlying Securities Trustees:    The Underlying Securities Guarantor and the
                                   trustees of the Underlying Securities Issuer.

Underlying Securities
CUSIP Number:                      759936AC1

Underlying Securities
Original Issue Date:               September 1, 1997

Underlying Securities
Original Amount Issued:            25,000 8.54% Series B Capital Securities
                                   (liquidation amount $1,000 per Capital
                                   Security)

Underlying Securities
Listing:                           Listed on the New York Stock Exchange, Inc.
                                   under the symbol "RNS".

Underlying Securities
Registration:                      333-30729.

Amount of Underlying Securities
not Granted to the Trust:          75,000.

Underlying Securities
Maturity Date:                     March 1, 2027.

Underlying Securities
Principal Payment Date:            March 1, 2027.


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                                       I-2

Underlying Securities
Distribution Rate:                 8.54% per annum.

Underlying Securities
Distribution Dates:                March 1 and September 1, commencing September
                                   1, 1997.

Underlying Securities
Record Dates:                      February 15 and August 15 preceding the
                                   relevant Distribution Date.

Underlying Securities
Optional Redemption:               On or after March 1, 2007, the Underlying
                                   Securities Guarantor may redeem the
                                   Underlying Securities in whole or in part, from time to time, or at any time in certain circumstances upon the occurrence of a Special Event (as defined in the Underlying
                                   Securities Prospectus), the Underlying
                                   Securities Guarantor may redeem the
                                   Underlying Securities in whole, on not less than 30 or more than 60 days' prior notice mailed to holders of the Underlying
                                   Securities at the redemption price set out in the Underlying Securities Prospectus.

Underlying Securities
Ranking and Guarantee:             The Underlying Securities are guaranteed by
                                   the Underlying Securities Guarantor, but are subordinate and junior in right of payment to all present and future Senior Indebtedness
                                   (as defined in the Underlying Securities
                                   Prospectus) of the Underlying Securities
                                   Guarantor.

Underlying Securities
Collateral:                        None.

Underlying Securities
Amortization:                      None.

Underlying Securities
Accrual Periods:                   Semi-annual.

Underlying Securities
Authorized Denomination
and Specified Currency:            $1,000


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                                       I-3

Underlying Securities
Rating as of Closing:              "baa3" by Moody's and "BB+" by S&P.

Underlying Securities Form:        Book-entry security with DTC.




















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                                                                       EXHIBIT A


                       Standard Terms for Trust Agreements

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                                                                       EXHIBIT B


                               Form of Certificate

                              (begins on next page)















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                                                                       EXHIBIT C


                             Market Agent Agreement

                              (begins on next page)